Exhibit 32

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER AND PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer and Principal Executive Officer of American Fiber Green Products, Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the year ended December 31, 2008, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2009

/s/ MICHAEL A. FREID
Chief Financial Officer and Principal Accounting Officer

Date: April 14, 2009

/s/ DANIEL L. HEFNER
President and Director (Principal Executive Officer)